Exhibit 99.1

Enhabit to be Acquired by Kinderhook Industries

Enhabit, Inc. Stockholders to Receive $13.80 per Share in Cash

DALLAS and NEW YORK – February 23, 2026 – Enhabit, Inc. (NYSE: EHAB), a leading national home health and hospice provider, today announced it has entered into a definitive agreement to be acquired by Kinderhook Industries, LLC (“Kinderhook”), a middle market private equity firm, in an all-cash transaction for a total enterprise value of approximately $1.1 billion.

Under the terms of the agreement, Enhabit stockholders will receive $13.80 per share in cash, which represents a premium of approximately 24.4% to the Company’s closing stock price on February 20, 2026, the last full trading day prior to the announcement of the transaction, and a 33.8% premium to the Company’s 60-day volume-weighted average share price for the period ended February 20, 2026. Upon completion of the transaction, the Company’s common stock will no longer be listed on the New York Stock Exchange, and Enhabit will become a private company. Enhabit will continue operating under the Enhabit name and brand following the close of the transaction.

Jeffrey W. Bolton, Chairman of Enhabit’s Board of Directors said, “Following a thorough evaluation and extensive deliberations in consultation with our independent advisors, we are pleased to reach this agreement with Kinderhook. The Board evaluated the current state of the business, its outlook and opportunities, and is confident this transaction maximizes value for our stockholders and is in their best interest.”

Barb Jacobsmeyer, President and Chief Executive Officer of Enhabit said, “Over the last four years, Enhabit has strengthened its role as a leading national provider of home health and hospice care, and this agreement is a terrific outcome for our stockholders, clinicians, caregivers, patients and their families. Under Kinderhook’s ownership, Enhabit will benefit from additional resources and expertise that will support long-term investments in our people, clinical excellence and innovation without the short-term pressures of the public markets. We look forward to working together to expand access to our critical home health and hospice services for families and their communities.”

Chris Michalik, Managing Director at Kinderhook said, “We have long admired Enhabit’s leadership, patient-centric culture and strong market position in home-based care. Kinderhook has a successful 20-year track record of investing in industry-leading companies and partnering with world-class management teams. Our growth-oriented investment strategy provides our management teams with long-term capital and practical support so they can focus on what they do best – running a great company that expands access to care, elevates quality, and delivers better outcomes for the patients and families they serve. Enhabit exemplifies exactly the kind of organization we seek to support – and the kind of team we are excited to partner with.”

Matt Bubis, Managing Director at Kinderhook added, “Thanks to its exceptional care teams and strong leadership, Enhabit has built a reputation for excellence across the healthcare industry. As a supportive partner, our role is to grow and foster the great work they’re already doing and to help remove barriers so their teams can stay focused on patients. For us, this investment is simple – it’s about backing a great organization and giving it the room and resources to succeed for the long run.”

Approvals and Timing

The acquisition was unanimously approved by Enhabit’s Board of Directors and is expected to close in the second quarter of 2026, subject to the receipt of approval of Enhabit stockholders and regulatory approvals, and the satisfaction of other customary closing conditions. Certain of Enhabit’s executive officers have entered into a customary voting and support agreement to vote in favor of the transaction at the special meeting of Enhabit stockholders to be held in connection with the transaction. Kinderhook has secured committed financing for the transaction, with a debt financing commitment letter from certain lenders, and equity commitment letters from funds advised by Kinderhook or an affiliate thereof that, in the aggregate, are sufficient to fund the purchase price and pay related fees and expenses at closing.

Fourth Quarter 2025 Earnings and Update on Guidance

In light of the announced transaction with Kinderhook, Enhabit will not be conducting an earnings conference call and webcast, and will not be issuing financial guidance for 2026. As previously announced, we expect that Enhabit’s fourth quarter and fiscal year 2025 earnings release will be issued on March 4, 2026, after market close.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor and Jones Day is serving as legal counsel to Enhabit. Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to Enhabit. Guggenheim Securities, LLC is serving as exclusive financial advisor and Kirkland & Ellis LLP is serving as legal counsel to Kinderhook.

About Enhabit Home Health & Hospice

Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. Enhabit’s team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 249 home health locations and 117 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit enhabit.com.

About Kinderhook Industries

Founded in 2003, Kinderhook Industries, LLC is a private investment firm that has raised over $10 billion of committed capital. The firm has made in excess of 500 investments and follow-on acquisitions since inception. Kinderhook’s investment philosophy is predicated on matching differentiated, growth-oriented investment opportunities with financial expertise and the proprietary network of its operating partners. The firm focuses on middle market businesses with defensible niche market positioning in the healthcare services, environmental & industrial services, and light manufacturing & automotive sectors. For more information, please visit kinderhook.com.

Forward-Looking Statements

This press release contains and Enhabit’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on Enhabit management’s current beliefs, as well as assumptions made by, and information currently available to, Enhabit, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Enhabit’s business and the price of its common stock; (ii) the failure to satisfy any of the conditions to the consummation of the transaction, including the receipt of certain regulatory approvals; (iii) the failure to obtain stockholder approval of the transaction; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the transaction agreement, including in circumstances requiring Enhabit to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on Enhabit’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts Enhabit’s current plans and operations; (vii) Enhabit’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (viii) risks related to the diversion of management’s attention from Enhabit’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed transaction; (x) the ability of Kinderhook to obtain financing for the proposed transaction; (xi) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xii) continued availability of capital and financing; (xiii) certain restrictions during the pendency of the proposed transaction that may impact Enhabit’s ability to pursue certain business opportunities or strategic transactions; and (xiv) other risks described in Enhabit’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of Enhabit’s Annual Report on Form 10-K filed with the SEC on March 6, 2025 and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed transaction and/or Enhabit’s consolidated financial condition, results of operations or liquidity. The forward-looking statements speak only as of the date they are made. Enhabit undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between Enhabit and Kinderhook. Enhabit expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the proposed transaction. In connection with the transaction, Enhabit intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH

THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Enhabit with the SEC at the SEC’s website at www.sec.gov, at Enhabit’s website at www.enhabit.com or by sending a written request to Enhabit in care of the Corporate Secretary, at Enhabit, Inc., 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206.

Participants in the Solicitation

The directors and executive officers of Enhabit, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Enhabit’s directors and executive officers is available in Enhabit’s definitive proxy statement filed with the SEC on May 16, 2025 in connection with Enhabit’s 2025 meeting of stockholders. This document can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Kinderhook Contacts

Ellis Metz

emetz@jarrardinc.com

865-805-0090

Enhabit Contacts

Investor relations contact

Bob Okunski investorrelations@ehab.com 469-860-6061

Media contact

Erin Volbeda media@ehab.com 972-338-5141